UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 19, 2018

Alcentra Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	1-36447	46-2961489
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

200 Park Avenue, 7th Floor
New York, NY 10166

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 922-8240

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As disclosed below under Item 5.02 of this Current Report on Form 8-K, on June 22, 2018, Steven H. Reiff informed the Board of Directors (the “Board”) of Alcentra Capital Corporation (the “Company”) of his intent to resign from his position as a member of the Board, effective as of June 25, 2018. At the time of his resignation, Mr. Reiff was chair of the valuation committee of the Board (the “Valuation Committee”), a member of the compensation committee of the Board, a member of the nominating and corporate governance committee of the Board (the “Nominating Committee”) and a member of the audit committee of the Board (the “Audit Committee”).

As a result, commencing on June 25, 2018 and extending until such time that the Board appoints a replacement to fill Mr. Reiff’s seat on the Board and on the Audit Committee, the Company will not be in compliance with the Nasdaq Stock Market’s (“Nasdaq”) audit committee requirements. Under Nasdaq Listing Rule 5605(c)(2)(A), the audit committee must be comprised of at least three independent directors. As of the effective time of Mr. Reiff’s resignation, the Audit Committee will be comprised of two directors, each of whom are independent under the Nasdaq Listing Rules.

On June 22, 2018, the Company provided formal notice to Nasdaq indicating that, effective on June 25, 2018, the Company would not be in compliance with Nasdaq’s audit committee requirements as set forth in Nasdaq Listing Rule 5605(c)(2)(A) and of the Company’s desire to use the cure period provided by Nasdaq Listing Rule 5605(c)(4). In accordance with Nasdaq Listing Rule 5605(c)(4), the Company has until December 22, 2018 to regain compliance with Nasdaq Listing Rule 5605(c)(2)(A).

The Nominating Committee has commenced the process of identifying a qualified independent director candidate to fill the vacancy created by Mr. Reiff’s resignation. The Company expects to fill the vacancy created by Mr. Reiff’s departure within the time period provided under Nasdaq Listing Rule 5605(c)(4).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2018, David Scopelliti informed the Board of his intent to resign from his positions as a member of the Board and as Chief Executive Officer and President of the Company, effective as of June 22, 2018. Mr. Scopelliti’s resignation is not a result of any disagreement on any matter relating to the Company’s operations, policies or practices. On June 22, 2018, the Board appointed Vijay Rajguru to serve as the Chief Executive Officer of the Company, effective immediately, to fill the vacancy created by Mr. Scopelliti’s resignation. In addition, on June 22, 2018, the Board appointed Suhail A. Shaikh and Peter M. Glaser each to serve as Co-Presidents of the Company, effective immediately, to fill the vacancy created by Mr. Scopelliti’s resignation.

In addition, on June 22, 2018, Steven H. Reiff informed the Board of his intent to resign from his position as a member of the Board, effective as of June 25, 2018. Mr. Reiff’s resignation is not a result of any disagreement on any matter relating to the Company’s operations, policies or practices. On June 22, 2018, the Board appointed Edward Grebow, a current member of the Board, to serve as chair of the Valuation Committee, effective June 25, 2018, and fill the vacancy created by Mr. Reiff’s resignation.

In connection with the resignations of Messrs. Scopelliti and Reiff, the Board approved a decrease in the size of the Board from five to three members, effective as of June 25, 2018.

Mr. Rajguru, 55, has served as the chair of the Board since May 2018 and as the Global Co-Chief Investment Officer for Alcentra NY, LLC (the “Adviser”), the Company’s external investment adviser, since September 2017, where he sits on both the European and U.S. Investment Committees and focuses on the Global direct lending and loans business. He also leads the firm’s capital markets activities. Prior to joining the Adviser, Mr. Rajguru was a partner at GoldenTree Asset Management from March 2007 through March 2017. His responsibilities included sourcing and originating loan, bond and structured credit investments, as well as restructuring stressed and distressed assets. Prior to GoldenTree, Mr. Rajguru was Managing Director, and Head of Loan Capital Markets at Barclays Capital, where he worked in leveraged finance for over a decade from September 1990 through March 2007. He started his career as a banker at Chase Manhattan Bank.

There is no arrangement or understanding between Mr. Rajguru and any other person pursuant to which he was appointed as Chief Executive Officer of the Company, nor is there any family relationship between Mr. Rajguru and any of the Company’s directors or other executive officers. Further, with regard to Mr. Rajguru, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”).

Mr. Shaikh, 50, has also been appointed as a Managing Director and Co-Head of U.S. Direct Lending at the Adviser. Mr. Shaikh previously served as a senior investment professional at Solar Capital Partners, LLC (“Solar”), a private credit fund advisor, which manages over $4 billion of investable capital in two publicly listed business development companies, from 2011 to 2018. Prior to Solar, Mr. Shaikh was in investment banking for over fifteen years as a leveraged finance specialist and financial sponsor banker, most recently as a Managing Director at Bank of America Merrill Lynch from 2005 to 2011. He previously worked at JPMorgan, CIBC and Bankers Trust. Mr. Shaikh has an M.B.A. from the Wharton School of Business and an A.B. from Middlebury College.

There is no arrangement or understanding between Mr. Shaikh and any other person pursuant to which he was appointed as Co-President of the Company, nor is there any family relationship between Mr. Shaikh and any of the Company’s directors or other executive officers. Further, with regard to Mr. Shaikh, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant that would require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC.

Mr. Glaser, 52, has also been appointed as a Managing Director and Co-Head of U.S. Direct Lending at the Adviser. Mr. Glaser was previously a Member of Kohlberg Kravis Roberts & Co. (“KKR”), having been with the firm from 2010 to 2017. He headed KKR Sponsor Finance, providing clients with capital structure solutions through KKR’s private credit and capital markets platforms. Mr. Glaser was previously a Managing Director at Barclays Capital from 2006 to 2010 and held roles on the U.S. Leveraged Finance team as its Co-Head of Origination & Execution and Co-Head of the Financial Sponsors Group. In his over 25-year career in finance, Mr. Glaser has also held various positions in M&A and corporate finance at Goldman Sachs, Bank of America, Dillon Read, and James D. Wolfensohn Inc. He received his M.B.A. from Harvard Business School and a B.A. from the University of Pennsylvania.

There is no arrangement or understanding between Mr. Glaser and any other person pursuant to which he was appointed as Co-President of the Company, nor is there any family relationship between Mr. Glaser and any of the Company’s directors or other executive officers. Further, with regard to Mr. Glaser, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant that would require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCENTRA CAPITAL CORPORATION
Date: June 25, 2018
	By:	/s/ Ellida McMillan
Name: Ellida McMillan Title: Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary